UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2010
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830
Dallas, Texas		75240
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
          On September 22, 2006, the Board of Directors of DRI Corporation (the “Company”) approved a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent, and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.10 per share outstanding on October 9, 2006, to the stockholders of record on that date. The description and terms of the Rights were set forth in the Rights Agreement and all of the exhibits thereto which were filed as exhibits to the Company’s Form 8-A, filed with the Securities and Exchange Commission on October 2, 2006.
          On February 25, 2010, the Company’s Board of Directors determined that it was in the best interests of the Company and its stockholders to terminate the Rights Agreement and upon such determination elected to accelerate the Expiration Date of the Rights Agreement from September 22, 2016 to February 26, 2010, effectively terminating the Rights Agreement and the associated Rights as of such date.
ITEM 3.03 Material Modifications to Rights of Security Holders.
          The information contained in Item 1.01 above is incorporated under this Item 3.03 by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: March 2, 2010

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary